SEC Form 4 and Form 5--Confirmation of Authority to Sign and File

Pursuant to Instruction 7 to SEC "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a Senior Vice President, Secretary and Deputy General Counsel of Massachusetts Mutual Life Insurance Company ("MassMutual"), the indirect parent of Babson Capital Management LLC
("Babson Capital"), investmentsub-adviser to Special Value Opportunities Fund, LLC (the "Issuer"), hereby appoint and designate (i) Rosemary Baker ( ii) Mark Godin (iii) Libby Liebig and (iv) Suzanne Manning, and each of them singly, the true and lawful attorney in fact of MassMutual with full power to sign for it and file with the Securities and Exchange Commission, the New York Stock Exchange and the Issuer said SEC Forms 3, 4 and/or 5 with respect to MassMutual's relationship with the Issuer and any shares of the Issuer purchased or sold by MassMutual or any other affiliated person of Babson Capital, and any other change of beneficial ownership relating to equity or derivative securities of the Issuer required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date: _______Stephen L. Kuhn             January 27, 2006________
                    -----------------------------------------------------------

Name:    Stephen L. Kuhn
Title: Senior Vice President, Secretary and Deputy General Counsel of Massachusetts Mutual Life Insurance Company